Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

Company Reports Third Quarter Total Revenues of $8.3 Million; +5 % from Prior Year Quarter

Third Quarter Operating Income of $1.4 Million, +11 % from Prior Year Quarter

Third Quarter Net Income of Approximately $1.0 Million, Non-GAAP Net Income of $1.6 Million;

Adjusted EBITDA of $2.3 Million

NEW YORK, NY (November 14, 2018) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a consumer products company, today announced its financial results for the third quarter and nine months ended September 30, 2018.

Robert W. D’Loren, Chairman and Chief Executive Officer of Xcel commented, “Our third quarter results saw a marked improvement in total revenues, operating income and net income from the prior year. We continue to experience positive momentum across our multiple channels of distribution, including expanding our wholesale and direct to consumer platforms. He further stated, I am pleased by our results and the direction we are heading.”

Third Quarter 2018 Financial Results

Total revenue for the third quarter of 2018 was $8.3 million, a net increase of $0.4 million over the prior year quarter, primarily driven by sales from the Company’s jewelry wholesale and e-commerce business. Net revenue for the third quarter of 2018 increased $.1 million from $7.9 million to $8.0 million as higher licensing revenue from the Company’s ongoing interactive television business was primarily offset by lower revenue associated with the previously reported transition of the C. Wonder Brand from QVC, whose sell-off period terminated in January 2018.

Net income was approximately $1.0 million for the quarter ended September 30, 2018, or $0.05, per basic and diluted share, compared with net income of $0.3 million, or $0.01 per basic and diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended September 30, 2018 and September 30, 2017, were approximately $1.6 million, or $0.09 per diluted share for each period.

Adjusted EBITDA for the quarter ended September 30, 2018 was approximately $2.33 million, compared to approximately $2.36 million in the prior year quarter, a decrease of $0.03 million from the same quarter in the prior year.

Nine Months Ended September 30, 2018 Financial Results

Total revenue for the nine months ended September 30, 2018 was $25.5 million, an increase of $0.8 million or 3% over the prior year period. Total revenue for the nine months ended September 30, 2018 was positively affected by the launch of the wholesale and e-commerce jewelry business. Net revenue for the nine months ended September 30, 2018 was $24.9 million, an increase of $0.19 from the prior year period primarily attributable to net margin from wholesale and e-commerce sales of our jewelry business.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Net income was approximately $1.4 million for the nine months ended September 30, 2018, or $0.07 per basic and diluted share, an increase of $1.3 million, or $0.07 per basic and diluted share from the prior year nine months. After adjusting for certain cash and non-cash items, non-GAAP net income for the nine months ended September 30, 2018 was approximately $4.5 million, or $0.25 per diluted share, compared with $4.3 million, or $0.22 per diluted share in the prior year nine months, representing an increase of 6% and 12%, respectively, from the prior year period.

Adjusted EBITDA for the nine months ended September 30, 2018 was approximately $6.7 million, an increase of $0.15 million, or 2.3% from the prior year period.

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles (“GAAP”). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company’s balance sheet at September 30, 2018 remained strong, with stockholders’ equity of approximately $100 million, cash and cash equivalents of $8.6 million, and working capital, exclusive of contingent obligations payable with stock, of approximately $11.2 million. During the current nine months, the Company reduced its term debt by approximately $4.5 million to approximately $17.6 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 9:00 a.m. Eastern Time on Wednesday, November 14, 2018. A webcast of the conference call will be available live on the Investor Relations section of Xcel’s website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10005329.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, and direct-to-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, H Halston, C. Wonder, and Highline Collective brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, brick-and-mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With a team of over 100 professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “seeks,” “should,” “would,” “guidance,” “confident” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on form 10-K for the year ended December 31, 2017 and its other filings with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,638	$10,185
Accounts receivable, net	9,640	8,528
Inventory	924	-
Prepaid expenses and other current assets	1,508	592
Total current assets	20,710	19,305
Property and equipment, net	2,999	2,376
Trademarks and other intangibles, net	109,272	110,120
Restricted cash	1,509	1,509
Other assets	726	1,708
Total non-current assets	114,506	115,713
Total Assets	$135,216	$135,018

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,499	$1,260
Accrued payroll	1,653	2,270
Deferred revenue	13	16
Current portion of long-term debt	5,315	5,459
Current portion of long-term debt, contingent obligations	2,950	100
Total current liabilities	12,430	9,105
Long-Term Liabilities:
Long-term debt, less current portion	12,266	19,389
Deferred tax liabilities, net	8,092	6,375
Other long-term liabilities	2,307	2,455
Total long-term liabilities	22,665	28,219
Total Liabilities	35,095	37,324

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized at September 30, 2018 and December 31, 2017, respectively, and 18,266,202 and 18,318,961 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	18	18
Paid-in capital	100,055	98,997
Retained earnings (accumulated deficit)	48	(1,321)
Total Stockholders' Equity	100,121	97,694

Total Liabilities and Stockholders' Equity	$135,216	$135,018

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Net licensing revenue	$7,823	7,890	$24,445	$24,690
Sales	444	-	1,075	-
Total revenue	8,267	7,890	25,520	24,690
Cost of goods sold (sales)	231	-	640	-
Net revenues	8,036	7,890	24,880	24,690

Operating costs and expenses
Salaries, benefits and employment taxes	3,815	4,079	12,361	12,806
Other design and marketing costs	639	287	2,194	1,803
Other selling, general and administrative expenses	1,281	1,188	3,691	3,602
Stock-based compensation	447	690	1,415	2,496
Depreciation and amortization	456	389	1,323	1,173
Total operating costs and expenses	6,638	6,633	20,984	21,880

Operating income	1,398	1,257	3,896	2,810

Interest and finance expense
Interest expense - term debt	224	273	706	905
Other interest and finance charges	34	41	104	135
Total interest and finance expense	258	314	810	1,040

Income before income taxes	1,140	943	3,086	1,770

Income tax provision	158	691	1,717	1,704

Net income	$982	$252	1,369	66

Basic net income per share:	$0.05	$0.01	$0.07	$0.00

Diluted net income per share:	$0.05	$0.01	$0.07	$0.00

Basic weighted average common shares outstanding	18,266,202	18,470,977	18,304,608	18,530,963
Diluted weighted average common shares outstanding	18,267,043	18,872,753	18,310,654	18,896,418

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities
Net income	$1,369	$66
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,323	1,173
Amortization of deferred finance costs	129	146
Stock-based compensation	1,415	2,496
Amortization of note discount	31	28
Deferred income tax provision	1,717	1,704
Changes in operating assets and liabilities:
Accounts receivable	(1,112)	(2,548)
Inventory	(924)	-
Prepaid expenses and other assets	(51)	211
Accounts payable, accrued expenses and other current liabilities	967	(1,237)
Deferred revenue	(3)	(161)
Other liabilities	(148)	456
Net cash provided by operating activities	4,713	2,334

Cash flows from investing activities
Cost to acquire intangible assets	-	(23)
Purchase of property and equipment	(1,099)	(167)
Net cash used in investing activities	(1,099)	(190)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(702)	(814)
Payment of deferred finance costs	-	(7)
Payment of long-term debt	(4,459)	(7,177)
Net cash used in financing activities	(5,161)	(7,998)

Net decrease in cash, cash equivalents, and restricted cash	(1,547)	(5,854)

Cash, cash equivalents, and restricted cash at beginning of period	11,694	15,636

Cash, cash equivalents, and restricted cash at end of period	$10,147	$9,782

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$8,638	$8,273
Restricted cash	1,509	1,509
Total cash, cash equivalents, and restricted cash	$10,147	$9,782

Supplemental disclosure of non-cash activities:
Settlement of Ripka earnout through offset to note receivable	$100	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$258	$151
Cash paid during the period for interest	$754	$1,175

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2018	2017	2018	2017

Net income	$982	$252	$1,369	$66
Non-cash interest and finance expense	11	9	31	28
Stock-based compensation	447	690	1,415	2,496
Deferred income tax provision	158	691	1,717	1,704
Non-GAAP net income	$1,598	$1,642	$4,532	$4,294

Non-GAAP diluted EPS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Diluted earnings per share	$0.05	$0.01	$0.07	$-
Non-cash interest and finance expense	-	0.00	-	-
Stock-based compensation	0.03	0.04	0.08	0.13
Deferred income tax provision	0.01	0.04	0.10	0.09
Non-GAAP diluted EPS	$0.09	$0.09	$0.25	$0.22

Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in thousands)	2018	2017	2018	2017

Net income	$982	$252	$1,369	$66
Depreciation and amortization	456	389	1,323	1,173
Interest and finance expense	258	314	810	1,040
Income tax provision	158	691	1,717	1,704
State and local franchise taxes	33	25	80	81
Stock-based compensation	447	690	1,415	2,496
Adjusted EBITDA	$2,334	$2,361	$6,714	$6,560

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income, exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, income taxes, other state and local franchise taxes, and depreciation and amortization.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM